Exhibit 99.2

T2 GROUP

(Limited Liabilities Companies)

COMBINED FINANCIAL STATEMENTS

December 31, 2008 and 2007

Table of Contents

Page

Combined Financial Statements

Independent Auditor Report	1

Combined Balance Sheets	2

Combined Statements of Operations	3

Combined Statements of Changes in Members’ Equity	4

Combined Statements of Cash Flows	5

Notes to Combined Financial Statements	6-9

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Members

T2 Group

Holland, Michigan

We have audited the accompanying combined balance sheet of T2 Group as of December 31, 2008 and 2007 and the related combined statements of operations, changes in member’s equity and cash flows for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of T2 Group as of December 31, 2008 and 2007, and the combined results of its operations and its cash flows for the years ended December 31, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

Schumacher & Associates, Inc.

Certified Public Accountants

2525 Fifteenth Street, Suite 3H

Denver, Colorado 80211

April 29, 2009

T2 Group

(Limited Liability Companies)

Combined Balance Sheets

Assets

	December 31,
	2008	2007
Current Assets
Cash	$9,337	$7,827
Accounts receivable	77,236	77,902
Total Current Assets	86,573	85,729

Property and Equipment
Equipment	1,319,105	1,231,220
Furniture and fixtures	16,684	16,685
Software	190,480	190,480
Vehicles	41,084	41,084
Less accumulated depreciation	(1,016,093)	(726,375)
Property and equipment net	551,260	753,093

Total Assets	$637,833	$838,822

Liabilities and Members' Equity

Current Liabilities
Accounts payable	$50,244	$32,166
Customers deposits	8,267	6,483
Accrued salaries	46,767	51,916
Accrued taxes	4,496	4,222
Deferred revenue	20,243	14,864
Total Current Liabilities	130,016	109,652

Commitments and contingencies (notes 3, 4, 5, 6, 7 and 8)

Members' Equity	507,817	729,170

Total liabilities and members' equity	$637,833	$838,822

The accompanying notes are an integral part of these combined financial statements

T2 Group

(Limited Liability Companies)

Combined Statement of Operations

	Year
	Ended	Ended
	December 31, 2008	December 31, 2007

Revenues:
Sales	$684,642	$773,402

Operating Expenses:
General and Administration costs	698,330	1,428,779
Salaries	563,467	810,164
Rent	48,000	87,756
Bad Debt	25,330	—
Depreciation	289,718	288,317
Total Operating Expenses	1,624,845	2,615,016

Loss from Operations	(940,203)	(1,841,614)

Other Income
Management fees	12,500	152,167
Interest	1,164	1,115
Other	47,919	53,510
Total Other Income	61,583	206,792

Loss before income taxes	(878,620)	(1,634,822)

Income taxes	—	—

Net Loss	$(878,620)	$(1,634,822)

The accompanying notes are an integral part of these combined Financial Statements

T2 Group

(Limited Liability Companies)

Statement of Changes in Members' Equity

Members' Equity as of December 31 ,2006	$659,557
Contribtions	1,704,435
Loss for year ended December 31, 2007	(1,634,822)

Members' Equity as of December 31, 2007	729,170

Contribtions	674,767
Withdrawals	(17,500)
Loss for year ended December 31, 2008	(878,620)

Members' Equity as of December 31, 2008	$507,817

The accompanying notes are an integral part of these combined financial statements

T2 Group

(Limited Liability Companies)

Combined Statement of Cash Flows

	Year ended December 31,
	2008	2007

Cash flows from operating activities:
Net loss	$(878,620)	$(1,634,822)

Adjustments to reconcile net loss to net cash (used in) operating activates
Depreciation and amortization	289,718	288,317
Other	(805)	—
Changes In operating assets and liabilities
Decrease (Increase) in accounts receivable	666	(29,142)
Increase (Decrease) in accounts payable	18,077	(21,873)
Increase (Decrease) in accruals and customer deposits	3,093	—
Increase (Decrease) in deferred income	5,379	—
Net cash (used in) operating activities	(562,492)	(1,397,520)

Cash flows from investing activities:
Purchase of machinery and equipment	(93,265)	(307,520)
Net cash (used in) investing activities	(93,265)	(307,520)

Cash flows from financing activities:
Contributions from owner, net	657,267	1,704,435
Net cash provided by financing activities	657,267	1,704,435

Net increase (decrease) in cash and cash equivalents	1,510	(605)

Cash and cash equivalents at beginning of period	7,827	8,432

Cash and cash equivalents at end of period	$9,337	$7,827

Supplemental disclosure:
Cash paid during the period for interest	$—	$—
Cash paid during the period for taxes	$—	$—

The accompanying notes are an integral part of these combined financial statements

T2 Group

(Limited Liabilities Companies)

Notes to the Combined Financial Statements

December 31, 2008 and 2007

1.	Principles of Combination

The combined financial statements include the accounts of the T2 Group, which includes T2 Communications, L.L.C. and T2TV, L.L.C. These Companies are affiliated through the ownership and control of Ned Timmer and will be collectively referred to as the “T2 Group”. All material intercompany balances and transactions have been eliminated.

2.	Nature of Business

The T2 Group provides all IP-based phone, television and internet services via fiber optics to residential and commercial customers in Holland, Michigan. The T2 Group is currently pursuing opportunities to expand its service availability to selected areas throughout Michigan.

3.	Summary of Significant Accounting Policies

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash includes all highly liquid investments with original maturities of three months or less.

The T2 Group occasionally has cash balances in excess of federally insured limits. This risk is managed by maintaining deposits with high quality financial institutions.

Trade Receivables

Trade receivables are carried at their net realizable value, less an estimated allowance for uncollectible accounts based on management’s assessment of economic conditions, collection history and other relevant factors. Specific customer accounts are written-off when management believes that collection is unlikely. Collections on accounts previously written-off are recorded as income during the period of recovery. There was no allowance for doubtful accounts as of December 31, 2008 and 2007.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged to income as incurred. Depreciation is provided over the estimated useful lives of the assets using the straight-line method for financial reporting and accelerated methods for tax purposes. The cost of assets sold or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts with the resulting gain or loss reflected in income. In accordance with SFAS 144, Accounting for the Impairment of Long-Lived Assets, long-lived assets held and used by the T2 Group are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

See accountants’ review report

T2 Group

(Limited Liabilities Companies)

Notes to the Combined Financial Statements

December 31, 2008 and 2007

3.	Summary of Significant Accounting Policies (Continued)

Property and equipment are recorded at cost and depreciated over their estimates useful lives using the straight-line method as follows:

Equipment	5 years
Furniture and fixtures	7 years
Software	3 years
Vehicles	5 years

Income Taxes

The owner of the T2 Group has elected to be taxed directly on the T2 Group’s taxable income. These elections were valid at December 31, 2008, and therefore, the T2 Group does not have any federal tax liability for the year then ended.

Revenue Recognition

The majority of the T2 Group’s revenue is derived from month-to-month, bundled service contracts for the phone, television and internet services used by each customer. Revenue is recognized as the services are provided.

Advertising

Advertising costs are expensed as incurred. Advertising costs were $16,000 and $ 0 for the years ended December 31, 2008 and 2007.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

4.	Operating Leases

The T2 Group leases its office space from an affiliated entity under a five-year arrangement expiring in December 2013. The lease requires monthly payments of $4,000. The T2 Group also leases additional office space and furnishings from an affiliated entity under a three-year arrangement requiring monthly payments of $400 until expiration in December 2011. The T2 Group had an agreement to lease equipment from an affiliated entity over a 15-year term ending in January 2020. That lease was terminated in December 2007, and the lease was converted into a month-to-month arrangement.

In addition, the T2 Group routinely leases facilities and equipment from affiliated entities on an as needed basis under short-term arrangements (see Note 6). Total rent expense was $48,000 and $ 87,756 for the years ended December 31, 2008 and 2007, respectively.

See accountants’ review report

T2 Group

(Limited Liabilities Companies)

Notes to the Combined Financial Statements

December 31, 2008 and 2007

4.	Operating Leases (Continued)

Future minimum payments under operating leases with terms in excess of one year are as follows for the years ending June 30:

2009	$ 53,000
2010	53,000
2011	53,000
2012	50,000
2013	48,000
Thereafter	24,000

5.	Related Party Transactions

The T2 Group has various transactions with affiliated companies owned and controlled by the T2 Group’s shareholder and his wife. The actual expenses may vary from allocation of expenses on separate unrelated T2 Group basis. The following is a summary of related party revenues and expenses for the years ending Decemb er 31, 2008 and 2007:

	2008	2007

Expense reimbursements	$112,700	$145,400
Management fee revenue	12,500	152,200
Total related party revenue	$125,200	$297,600

Rent expense	$48,000	$130,000
Consulting fees	5,625	137,700
Leased employee and expense reimbursements	627,400	1,170,000
Total related party expenses	$681,025	$1,437,700

Included in the fiber service/usage charges is a $35 per customer fee paid by the T2 Group to the affiliated entity that owns the fiber.

6.	Simple IRA Retirement Plan

The T2 Group has a simple IRA retirement plan through an affiliated entity that is available to all eligible employees. The IRA retirement plan provides for an employee match of up to 3% of gross annual compensation. Contributions for T2 Group employees were $14,000 and $ 11,000 for the years ended December 31, 2008 and 2007.

7.	Legal Contingencies

The T2 Group is pursuing legal action in two unrelated disputes with a customer and a vendor. The maximum potential gain resulting from these claims is approximately $1.0 million. No losses are anticipated, other than ongoing legal fees. The ultimate outcome of this matter cannot presently be determined.

See accountants’ review report

T2 Group

(Limited Liabilities Companies)

Notes to the Combined Financial Statements

December 31, 2008 and 2007

8.	Subsequent Events

On February 23, 2009, T2 TV, L.L.C. was acquired by Cornerworld Corporation. In addition, Cornerworld Corporation acquired the following affiliates of the T2 Group: (i) Woodland Wireless Solutions, Ltd., (ii) S Squared LLC, doing business as Ranger Wireless LLC and (iii) West Michigan Co-Location Services, L.L.C. and also agreed to purchase all of the outstanding voting member units of each of T2 Communications, L.L.C. and, another affiliate of the T2 Group, Phone Services and More, L.L.C., doing business as Visitatel for an aggregate purchase price of $300,000. Final consummation of this transaction is subject to certain regulatory approvals.

See accountants’ review report